EXHIBIT  10.2

EXECUTION COPY

AMENDED AND RESTATED AEMETIS KEYES
GRAIN PROCUREMENT AND

WORKING CAPITAL AGREEMENT

THIS AMENDED AND RESTATED GRAIN PROCUREMENT AND WORKING CAPITAL AGREEMENT (this “Agreement”) is made on this 2nd day of May, 2013 (the “Effective Date”) by and between J.D. HEISKELL HOLDINGS, LLC, a California limited liability company doing business as J.D. Heiskell & Co. (“Heiskell”), and AEMETIS ADVANCED FUELS KEYES, INC. (formerly known as AE ADVANCE FUELS KEYES, INC.),  a Delaware corporation (“Aemetis Keyes”)

W I T N E S S E T H :

WHEREAS, Aemetis Keyes currently owns approximately 10 acres, more or less, of real property in Keyes, California (the “Ethanol Property”) on which is situated a 55-million-gallon-per-year ethanol production facility (the “Ethanol Plant”) which Aemetis Keyes intends to operate; and

WHEREAS, to produce ethanol, Aemetis Keyes will need to purchase Corn and Milo (also known as Grain Sorghum) as defined in Section 1.03 below (collectively, “Grain”) for delivery by rail to the Ethanol Plant; and

WHEREAS in connection with such purchases Heiskell and Aemetis Keyes have entered into that certain Corn Procurement and Working Capital Agreement dated as of March 9, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Procurement Agreement”); and

WHEREAS, Aemetis Keyes has suspended operations of the Ethanol Plant and wishes to re-open and to have this Agreement govern the terms of the Heiskell inventory currently being held at the Ethanol Plant at the date hereof, repayment of amounts due and owing to Heiskell at such time, and new purchases of Grain upon the re-opening (the “Re-start”) of the Ethanol Plant (collectively, the “Re-Start Terms”); and

WHEREAS, Aemetis Keyes has requested that Heiskell extend and amend the Original Procurement Agreement; and

WHEREAS the parties now desire to amend and restate the Original Procurement Agreement to cover, among others, the purchase of Grain, the terms and conditions of such purchases, and the Re-Opening Terms; and

WHEREAS in connection with such purchases Heiskell and Aemetis Keyes have entered  into an agreement with A.L. Gilbert Company, a California corporation (“Gilbert”), whereby Aemetis Keyes and Heiskell (collectively referred to therein as the “Producer”) will be allowed to receive shuttle train loads of Corn and trucks or railcars of Milo which will be off-loaded by Gilbert into [***] dedicated storage tanks (the “Gilbert Facility”) in accordance with UPRR shuttle train program standards (the “Keyes Grain Handling Agreement”), as such agreement is amended in a manner acceptable to Heiskell to conform to the terms of this Agreement; and

WHEREAS, the parties have entered into the following agreements to set forth agreed-upon terms and conditions: (a) this Agreement, including any Sales Contract (as defined below) entered into pursuant to this Agreement; (b) a Security Agreement (the “Security Agreement”) pursuant to which, among other things, Aemetis Keyes will grant a lien on its Grain and other collateral in favor of Heiskell; (c) the Heiskell Purchasing Agreement (the “Heiskell Purchasing Agreement”) pursuant to which Heiskell will agree to buy Ethanol, WDGS, CDS/Syrup, and Corn Oil (as defined in Section 3.01 below) produced by Aemetis Keyes; (d) the Keyes Ethanol and Corn Tank Lease (the “Lease”) pursuant to which Aemetis Keyes will lease certain grain and ethanol product storage tanks to Heiskell; (e) the Keyes Corn Handling Agreement (the “Handling Agreement”) with Gilbert concerning the unloading and storage of Grain at the Gilbert facility specified therein (the “Gilbert Facility”); and (f) the Lender Consent and Agreement, as amended as of the date hereof in a form acceptable to Heiskell (the “Lender Consent”), among Heiskell, Aemetis Keyes and the Aemetis Keyes Lenders under the respective Aemetis Keyes credit facilities (the “Lenders”) (the documents listed in clauses (a) through (f) above, as amended, restated and/or extended from time to time, the “Related Agreements”); and

WHEREAS, pursuant to the Lender Consent, the Lenders will acknowledge Heiskell’s ownership and rights in and to the Grain prior to its delivery to Aemetis Keyes, and will subordinate, in favor of Heiskell, their respective security interests in the Collateral (as defined in the Security Agreement and which include, without limitation, Aemetis Keyes’s ground and otherwise processed Grain and work in progress) to give Heiskell a first priority security interest in such Collateral (the “First Priority Security Interest”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE TERMS AND PROCEDURES

Section 1.01. Grain Supply and Procurement.  Subject to the exceptions set forth in this Agreement, Heiskell agrees to supply Aemetis Keyes and Aemetis Keyes agrees to procure from Heiskell all of Aemetis Keyes’s requirements for whole yellow corn (“Corn”) for the Ethanol Plant, as further described in Section 1.10 below.  In no event will the aggregate amount of Corn required to be delivered to Aemetis Keyes within any four consecutive day period exceed [***].  From time to time, Heiskell at its sole discretion also may enter into Sale Contracts with Aemetis Keyes for milo/grain sorghum (“Milo”) in minimum amounts of [***].  Aemetis Keyes agrees that all of its purchases are intended for use at its Ethanol Plant, and any Grain which is purchased by Aemetis Keyes from Heiskell that becomes excess due to changes in operating conditions will be offered first to [***].

Section 1.02. Heiskell Offers.  Heiskell agrees that each day the Chicago Board of Trade (“CBOT”) is in operation Heiskell will have offers for sale of Corn [***] to be delivered to Aemetis Keyes and that Heiskell may make offers outside of the hours of operation of the CBOT.  Sales Contracts for Milo will be on a CIF Keyes basis and upon such additional terms specified in such Sale Contracts.  Aemetis Keyes may accept offers as and when it determines in its sole discretion.  In accordance with National Grain and Feed Association Rules, an oral offer and acceptance will be converted to a written order and delivered to Aemetis Keyes as agreed upon between Heiskell and Aemetis Keyes after Aemetis Keyes’s oral acceptance of each offer.  The offer price of Grain to Aemetis Keyes will be based on the [***].

Section 1.03. Alternate Sources.  The parties agree that Aemetis Keyes may source Corn from other suppliers subject to the following conditions:

(a) Direct Sourced Rail Corn.  Aemetis Keyes, acting individually or as part of a strategic alliance, may source Corn directly from Corn growers or associations of Corn growers (“Direct Sourced Rail Corn”) from Union Pacific Railroad-approved 100-car shuttle loading facilities.  If Aemetis Keyes procures Direct Sourced Rail Corn, Aemetis Keyes shall notify Heiskell of the volume of Direct Sourced Rail Corn, which volume shall be reduced from the volume of Corn to be sourced by Heiskell under this Agreement.  [***].

(b) Direct Sourced Truck Corn.  Aemetis Keyes, acting individually or as part of a strategic alliance, may source Corn directly from Corn growers or associations of Corn growers (“Direct Sourced Truck Corn”) from any local producer or seller of corn in California.  If Aemetis Keyes procures Direct Sourced Truck Corn, [***].

(c) Heiskell To Match Prices.  If Aemetis Keyes is aware of Corn offered by a reliable supplier or at a FOB truck or rail point served by the UPRR and FOB price that equates to a lower delivered price to Aemetis Keyes for the same amount of Corn and the same shipment period as otherwise offered by Heiskell, then Aemetis Keyes will advise Heiskell of such offers. [***]. Notwithstanding the foregoing and without regard to price, Heiskell is not required to purchase any Corn that, when received by Heiskell, would overburden the receiving, storage or other logistical capacity of the Gilbert Facility and/or the industry track serving its facility.

Section 1.04. Ownership and Sales.  The parties agree that Heiskell will own all inventory in Aemetis Keyes’s Grain Bin and the Grain Day Tank (as each is defined in the Lease) and will deliver such inventory to Aemetis Keyes on a daily basis on the following conditions:

(a) Heiskell will [***] to the purchase price of all Grain purchased by Aemetis Keyes on a daily basis for inventory shrinkage (at the point of origination) (“Shrink”).  The amount of Shrink will be reflected on all invoices to Aemetis Keyes.

(b) Aemetis Keyes shall purchase and empty all inventory from the Grain Bin and the Grain Day Tank (each as defined in the Lease) at the Ethanol Plant at least once per quarter. Heiskell and Aemetis Keyes will reconcile the inventory (“True Up”) when the inventory is removed from the tank quarterly.  [***] agree to renegotiate the Shrink if it is consistently over or under.

(c) The first True-Up after the Re-Start will be conducted by the parties [***]  the Re-Start.

(d) The in-line grain scale between the Ethanol Plant and Grain Day Tank will be used for the True Up and will govern the weights used for the True Up.

(e) The purchase price for the Grain to be delivered each day must be established before the time of delivery to the Ethanol Plant.

(f) Aemetis Keyes is ultimately responsible for all Shrink associated with the handling of Grain at the Gilbert Feed Mill Storage and the Grain Day Tank.

Section 1.05. Heiskell Sale Contracts.  Oral agreements of sale will be recorded by Heiskell and Heiskell will promptly thereafter generate and deliver to Aemetis Keyes a written agreement evidencing each individual sale of Grain to Aemetis Keyes (“Sale Contract”).  The Sale Contract will govern the particulars of the sale [***] and shall constitute a binding obligation between Heiskell and Aemetis Keyes.  Aemetis Keyes will sign and return each Sale Contract or immediately notify Heiskell of any discrepancy between the Sale Contract and the terms of the sale to which Aemetis Keyes orally agreed.  If Aemetis Keyes fails to notify Heiskell of such discrepancies [***], then such Sale Contract will be deemed final and binding notwithstanding Aemetis Keyes’s failure or refusal to return the signed Sale Contract to Heiskell.  Amendments to Sale Contracts will be confirmed in writing in the same manner as herein provided for the initial sale transaction.  Any disputes related to a Sale Contract will be resolved by reference to National Grain and Feed Association (“NGFA”) Trade Rules as then in effect.  Aemetis Keyes or Heiskell may install telephone recording equipment to record all conversations as an additional measure to ensure accuracy.  Sales Contracts shall be applied against usage on a FIFO basis for each specified delivery period, unless otherwise mutually agreed between Aemetis Keyes and Heiskell.  A Sales Contract may be amended by mutual agreement of the parties.  Further, if both parties mutually agree that a Sales Contract should be cancelled, then such Sales Contract shall be canceled at a mutually agreed price and the profit or loss resulting therefrom shall be applied to the next regular billing.  Aemetis Keyes shall not unreasonably delay or withhold agreement to a commercially reasonable cancellation price as proposed by Heiskell.

Section 1.06. Settlement Weights.  The in-line scale in the Ethanol Plant (located after the Grain Day Tank) will be used to determine the weights for the Grain purchased daily by Aemetis Keyes and, pursuant to Section 1.04(d), will be used in conjunction with the origin rail weights to establish the final governing weight for the True Up to calculate Shrink.

Section 1.07. Freight Adjustments.  If fuel surcharges are added to freight rate by the UPRR (or, as to Milo, by the UPRR or the applicable shipping and/or trucking lines), then such charges shall be for the account of Aemetis Keyes and the price shall be adjusted upward to reflect the actual freight rate applicable to the shipment.  Heiskell shall notify Aemetis Keyes of any additional fuel surcharges [***] of receipt of such notice from the UPRR and/or trucking lines.

Section 1.08. NGFA Trade and Arbitration Rules.  All Sale Contracts will be deemed to incorporate by reference the Trade Rules of the NGFA as then in effect, whether or not such incorporation is expressly stated in the Sale Contract itself.  Disputes arising under Sale Contracts will be resolved by binding arbitration in accordance with the Arbitration Rules of the NGFA as then in effect, whether or not an arbitration agreement is expressly set forth in the disputed Sale Contracts.  The Trade Rules and Arbitration Rules will govern as herein provided whether or not either or both of the parties are active members of the NGFA.

Section 1.09. Limitations of Sale Obligation.  Subject to the rights of the Lenders under the Lender Consent, nothing contained in this Agreement will be construed to require Heiskell to offer or sell Grain to Aemetis Keyes if (a) such offer or sale is for delivery dates more than [***] after the date of the offer or contract; (b) Aemetis Keyes is in material violation of this Agreement; (c) Aemetis Keyes is insolvent; (d) Aemetis Keyes is unable to receive Grain at the Ethanol Plant and has not specified an alternative delivery location; (e) Aemetis Keyes would exceed its Credit Limit (as defined below).  For purposes of (b) above, “material violation of this Agreement” shall mean any monetary breach by Aemetis Keyes and any other breach which has a material adverse effect on (i) the rights and obligations of Heiskell under this Agreement or any Related Agreement, or (ii) the ability of Aemetis Keyes to perform its obligations hereunder and under the Related Agreements, including without limitation if the Lenders cause any of the Aemetis Keyes credit facilities to be accelerated prior to such agreement’s stated maturity date or foreclose upon the Collateral (as defined in the Security Agreement). Furthermore Aemetis Keyes acknowledges and agrees that Heiskell has no obligation to enter into Sale Contracts with Aemetis Keyes for the sale of Milo.

Section 1.10. Grain Quality.  Nothing contained in this Agreement will be construed to require Heiskell to purchase, for its own account or for immediate resale to Aemetis Keyes, Grain that is of inferior quality [***], except when such Grain can be received directly by Aemetis Keyes at the Ethanol Plant.  Corn purchased by Heiskell for Aemetis Keyes will be Number 2 as defined by the current industry standards for shuttle corn traded on the UPRR.  Milo purchased by Heiskell for Aemetis Keyes will be Grade #2 or better.  All Grain supplied by Heiskell pursuant to this Agreement shall be of a quality to permit the reasonable and efficient operation of the Ethanol Plant.  Direct Sourced Rail Corn and Direct Sourced Truck Corn by Aemetis Keyes must meet the quality standard of US Number 2 yellow corn.

Section 1.11. Service Failures.  The parties specifically acknowledge that the price of Corn sold by Heiskell to Aemetis Keyes is based upon rail shipment by the UPRR under programs promulgated by the UPRR; however, it is not the intention of this Agreement to make either party a guarantor of the performance or service of the UPRR.  Accordingly, if the UPRR for any reason fails in any material respect to provide rail service consistent with the expectations of the parties as represented by Sale Contracts, then both parties will make good-faith efforts to replace the supply of Corn or to re-price the Corn so that each is restored as nearly as possible to the position the parties would have been in but for the UPRR service failure.  [***]

Section 1.12. Title to and Risk of Loss.  Title to and risk of loss of Grain shall remain with Heiskell until such Grain is purchased by Aemetis Keyes and delivered out of the Gilbert Facility and the Grain Day Bin (as each such term is defined in the Lease) into the Ethanol Plant through the in-line scale.  The in-line scale between the Ethanol Plant and the Grain Day Tank will be the official point of ownership transfer.  Aemetis Keyes may specify an alternative delivery point or offsite storage locations to facilitate Ethanol Plant maintenance or mitigate anticipated Grain market disruptions, or for other commercially reasonable reasons which Aemetis Keyes will report to Heiskell.  For deliveries to any location other than described above, Aemetis Keyes agrees to pay the additional handling costs incurred by Heiskell.

Section 1.13. Forward Contracts.  Heiskell is hereby authorized, upon receipt of written direction by Aemetis Keyes, to enter into forward contracts (“Forward Contracts”) regarding the Grain to be supplied hereunder.  Aemetis Keyes shall be liable to Heiskell for losses incurred in connection with such Forward Contracts as a result of early termination of this Agreement caused by Aemetis Keyes’s default under this Agreement or the Related Agreements.

ARTICLE II
PURCHASE PRICE OF GRAIN AND HANDLING FEE

Section 2.01. Purchase Price of Grain.  The purchase price of Grain shall include the agreed-to price for the Grain, including freight and transportation costs to the Ethanol Plant (“Purchase Price”).

Section 2.02. Service Fee.  Aemetis Keyes agrees to pay a service fee for the procurement of Grain (“Service Fee”) by Heiskell, which fee shall include all services related to delivering Grain to the Ethanol Plant, including but not limited to sourcing, logistics, scheduling, accounting and transferring Grain from the Gilbert Facility, then to the Grain Day Tank, and then to the Ethanol Plant. [***] plus any additional amount due Gilbert above [***] Grain Handling Fee as defined in the Keyes Corn Handling Agreement.  Heiskell shall notify Aemetis Keyes of each such increase by delivery of a written statement setting forth the Gilbert Handling Fee increase, if any, and the new Service Fee.  Heiskell’s notice will be given on or before the effective date of the increase.  In no event shall the Service Fee be reduced due to a change in the Gilbert Handling Fee; provided, however, in the event that Milo delivered to the Keyes plant site is not subject to the [***] Gilbert Handling Fee, the Service Fee payable to Heiskell for any such shipment shall be reduced to reflect such savings; provided further, in no event shall [***] after payment of the Gilbert Grain Handling Fee.

Section 2.03. UPRR Incentives.  Gilbert shall earn an unload incentive (the “Unload Incentive”) equal to any unload incentive paid by the UPRR to Heiskell for the Corn transactions contemplated by this Agreement.  This Unload Incentive will be credited weekly by Heiskell to Aemetis Keyes as it is earned.  Both Heiskell and Aemetis Keyes agree and understand that Gilbert is responsible for the majority of the actions that could result in the Unload Incentive being paid or not paid by the UPRR.

[***]

The trip incentive as paid by the UPRR (the “Trip Incentive”) for agreeing to operate a UPRR shuttle train will be negotiated independently as part of the cost of Corn.  Heiskell and Aemetis Keyes will negotiate in good faith a sharing with, or transfer to, Aemetis Keyes of the Trip Incentive concurrent with the pricing of the Corn. Heiskell shall notify Aemetis Keyes of such incentives in a timely fashion.

Section 2.04. Separate Costs.  Except as otherwise expressly provided in this Agreement, Heiskell and Aemetis Keyes agree to be responsible for the cost of their own operations.

Section 2.05. The parties hereto have entered into an agreement with Gilbert to unload and handle Grain for the parties.  Subject to receipt of payment from Aemetis Keyes for the Service Fee and any express provisions to the contrary in this Agreement, [***] assumes the obligation to pay Gilbert the handling fee for Grain specified pursuant to the Keyes Grain Handling Agreement.

ARTICLE III
RE-OPENING TERMS: PAYMENT AND CREDIT TERMS

Section 3.01. Re-Start Terms.  In consideration of Heiskell’s entering into this Agreement and providing Grain in accordance with the amended and restated provisions of this Agreement, Aemetis Keyes agrees to the following Re-Start Terms:

(a) Aemetis Keyes shall pay to Heiskell [***] (the “Re-Start Fee”) [***] after the Re-start (the “Re-Start Fee Accumulation Period”), such amount to be payable in daily equal installments (the “Daily Installments”) commencing thirty (30) days after the Re-start.  The amounts due Heiskell under this subsection shall be set-off by Heiskell from amounts otherwise due to Aemetis Keyes in connection with Heiskell’s marketing of the Ethanol, WDGS, Corn Oil, and CDS/Syrup (together the “Ethanol Products”).  For purposes of this Agreement: (i) “Ethanol” and “WDGS” shall have their respective meanings as set forth in the Heiskell Purchasing Agreement; (ii) “CDS/Syrup” means concentrated distillers solubles, a low fiber, high protein product derived from the ethanol production process, also known as “Syrup”, and (iii) “Corn Oil” means corn oil, a high fat liquid product derived from the ethanol production process.  In the event that set-off amounts are not sufficient to pay a Daily Installment, Heiskell shall retain all payments due Aemetis Keyes in connection with Heiskell’s marketing of the Ethanol Products until such time as the Daily Installments then due to Heiskell under this subsection (a) are current and paid in full.  To the extent that any portion of the Re-Start Fee remains unpaid as of the expiration of the Re-Start Fee Accumulation Period (the “Final Maturity Date”), such outstanding balance shall bear interest at the rate of 18% per month until paid in full.  Interest will be calculated based on actual days elapsed since the Final Maturity Date and a year of 365/366 days, as applicable.

(b) Aemetis Keyes shall pay to Heiskell a [***] commencing January 16, 2013, until the day before the first Grain is ground as part of the Restart.  Such amounts shall be payable in the manner and at the times set forth in Subsection 3.01 (a) above.  Set-off amounts will be applied, first, as to the amounts due under this subsection (b) and, second, to the Re-Start Fee.

(c) Prior to the Effective Date, Aemetis Keyes has paid to Heiskell the amount of [***].  This amount will be used, first, to pay for the Grain shrink payment, if any, due from Aemetis Keyes to Heiskell at the Initial True-Up, and, second, as a payment toward amounts due under the Re-Start Fee.  In the event that the shrink payment due to Heiskell from Aemetis Keyes [***] shall be added to the then current balance of the Re-Start Fee and paid in accordance with Subsection 3.01 (a) above.

(d) On the Effective Date, Aemetis Keyes is delivering to Heiskell [***]

Section 3.02. Payment Terms for Grain.  Aemetis Keyes agrees that the Purchase Price and Service Fee will be due [***].  Notwithstanding this general rule, in consideration of Aemetis Keyes’s entering into the Security Agreement and performing its obligations under this Agreement, Heiskell agrees that so long as its security interest in the Collateral (as defined in the Security Agreement) remains a valid First Priority Security Interest, subject to the terms of this Section 3.02, Heiskell shall permit payment of the Purchase Price and Service Fee to be payable and settled [***] following the applicable delivery.  The credit limit [***] plus [***] minus,[***]. The Credit Limit shall cease immediately if (1) the liens in favor of Heiskell under the Security Agreement shall at any time cease to constitute a First Priority Security Interest in the Collateral described therein, (2) the enforceability of the Security Agreement or the Lender Consent shall be repudiated in writing by Aemetis Keyes or the Lenders, or (3) any Event of Default (as defined below), or any event or condition which with the lapse of time, the giving of notice, or both, could constitute an Event of Default, shall occur hereunder, whereupon the Credit Limit shall, at Heiskell’s sole discretion and without notice, become [***]

Section 3.03. Credit Exposure Exceeding Credit Limit.  Notwithstanding anything contained in this Agreement, Heiskell may but is not required to [***] by entering into additional or new Sale Contracts that would result in [***].  The amount of any letter of credit which is reasonably acceptable to Heiskell, and which is provided to Heiskell for credit support, will commensurately increase the Aemetis Keyes Credit Limit.  The Credit Limit may be reviewed at any time and reduced by Heiskell if reasonably required by Heiskell’s lenders or if failure to do so would cause a violation of Heiskell’s debt covenants, provided that Heiskell shall promptly give Aemetis Keyes and the Lenders prior written notice of any required reduction of the Credit Limit (the “Reduction Notice”).  Upon receipt of the Reduction Notice, Aemetis Keyes shall have the right to immediately terminate this Agreement upon written notice to Heiskell and payment of all amounts due hereunder.  If credit exposure exceeds the Credit Limit, such fact will not operate as or be deemed to be either an increase in the Credit Limit or a waiver of Heiskell’s rights hereunder.

Section 3.04. Financial Statements.  Aemetis Keyes agrees to provide its annual audited financial statements to Heiskell [***] after the same are completed and distributed to Aemetis Keyes’s lenders.  On a weekly basis, Aemetis Keyes will provide to Heiskell’s chief financial officer or his designee on the first business day of such week a statement from the Aemetis Keyes chief financial officer (or from a designee reasonably acceptable to Heiskell) certifying that Aemetis Keyes has paid and is current with the following vendors:  Pacific Gas and Energy, Turlock Irrigation District, and Aemetis Keyes’ current natural gas supplier(s), or, in the case any such vendor is replaced by a different vendor or vendors, such successor vendor(s).  Such statement may be supplied to Heiskell by means of an email addressed to Heiskell at the email address or addresses supplied by Heiskell from time to time.  In addition, Aemetis Keyes may provide such other or more frequent financial information as it may desire in support of application for an increase in the Credit Limit or different payment terms.

ARTICLE IV
INITIAL TERM, RENEWALS AND TERMINATION

Section 4.01. Term.  The initial term of this Agreement shall commence on the Effective Date and shall end on the next December 31 (“Initial Term”).  Each contract year shall begin on January 1 and end on the next succeeding December 31.  This Agreement shall continue for the Initial Contract Year and for one full contract year thereafter (the “Renewal Term”). [***].

(a) Termination for Convenience by Aemetis Keyes.  Aemetis Keyes has the right to terminate this Agreement for convenience at any time by providing [***] written notice to Heiskell by registered mail.

(b) Termination by Heiskell at the End of the Initial Term.  Heiskell may terminate this Agreement at the end of the Initial Term and thereafter by giving written notice by registered mail or email to Aemetis Keyes of such termination as follows:

(i) Notice of termination to be effective at the conclusion of the Initial Term shall be given [***] to the expiration of the Initial Term.

(ii) Notice of termination to be effective at the conclusion of a Renewal Term shall be given [***] to the expiration of a Renewal Term.

In addition, Heiskell may terminate this Agreement immediately upon written notice by registered mail or email if the Re-Start [***].

(c) Termination as a Result of Default.  In addition to the termination provisions provided above in this Section 4.01, this Agreement may be terminated, without payment of any penalty, upon the occurrence of any of the following (each, an “Event of Default”) as follows:

(i) If a party defaults in the payment of any amount when due under this Agreement or any Related Agreement and such default continues for a period of [***] after written notice of such default has been given to the defaulting party by the other party; (ii) By either party, immediately without notice to the other party, if such other party shall have become bankrupt or insolvent, or entered into a composition with its creditors, or had a receiver appointed for its assets, or become the subject of any winding up of its business or any judicial proceeding relating to or arising out of its financial condition; (iii) By either party, immediately upon notice to the other party, if such other party commits an act of fraud or theft with regarding to the performance of its obligations under this Agreement; or (iv) By either party if the other party shall be in material breach of any of its other obligations under this Agreement or any Related Agreement and shall have failed to cure such breach [***] receiving written notice from the other party of the existence of such breach.

(d) Effect of Termination on Related Agreements.  With the exception of the Lease, the Lender Consent and the Security Agreement, which shall terminate in accordance with the terms respectively provided therein, all other Related Agreements shall automatically terminate upon any termination of this Agreement by Heiskell under Section 4.01(c) and payment of all amounts due thereunder.

ARTICLE V
TRANSFER OF TITLE AND DETERMINATION OF FEES

Section 5.01. Payment and Determination of Grain Cost and Handling Fee.  The amount of bushels transferred and invoiced to Aemetis Keyes shall be based on the reading from the in-line scale installed on the Ethanol Property.  Title to the Grain shall pass to Aemetis Keyes at the point of the in-line scale.  Aemetis Keyes shall maintain a properly certified scale to accurately weigh incoming Grain from the dedicated Grain tanks.  The scale shall be tested and calibrated quarterly by Aemetis Keyes at Aemetis Keyes’s cost [***].  If the scale is turned off or nonoperational for any reason, then the hourly Grain usage shall be calculated at the maximum [***] that was recorded during the previous [***] period unless both parties mutually agree to a different method of calculation.

Heiskell will obtain electronic readings of the Grain crossing the in-line scale on a daily basis (or as determined above if the scale is turned off or nonoperational for any reason) and will provide Aemetis Keyes each business day an invoice for delivered Grain on the previous day, including any unbilled period, such as weekends or holidays.

Section 5.02. Payment and Determination of Ethanol.  The amount of Ethanol transferred from Aemetis Keyes to Heiskell shall be based on the reading from the in-line meter [***] on the Ethanol Property (the “Ethanol Meter”).  Title to the Ethanol shall pass to Heiskell at the point of the in-line meter.  Aemetis Keyes shall maintain a properly certified meter to accurately account for outgoing Ethanol from the Ethanol Plant.  The meter shall be tested and calibrated quarterly by Aemetis Keyes at Aemetis Keyes’s [***] is turned off or nonoperational for any reason, then the hourly Ethanol delivery shall be calculated [***] mutually [***]..

Section 5.03. Payment and Determination of WDGS and CDS/Syrup.  The amount of WDGS and CDS/Syrup transferred and invoiced to Heiskell shall be based on the reading from the Truck Scale installed on the Ethanol Property.  Title to the WDGS and CDS/Syrup shall pass to [***} shall maintain a properly certified Truck Scale to accurately weigh outgoing WDGS and CDS/Syrup from the Ethanol Plant.  The scale shall be tested and calibrated quarterly by [***]. If the scale is turned off or nonoperational for any reason, then the daily WDGS and CDS/Syrup delivery shall be calculated at the minimum daily shipment rate that was recorded during the previous [***] period unless both parties mutually agree to a different method of calculation.

Section 5.04. Net Settlement Procedures.  Heiskell and Aemetis Keyes each will have obligations to the other resulting from (a) the sale of Grain by Heiskell to Aemetis Keyes and the handling services of Heiskell and other obligations of Aemetis Keyes under this Agreement, and (b) payment obligations under the Purchasing Agreement, including without limitation obligations related to the purchase of Ethanol Products, handling and marketing services, performance guarantees from customers and the provision of consulting services. For purposes of this Section 5.04, in order to assure payment by Aemetis Keyes of its obligations under this Agreement and possible shrink of Ethanol, [***].  Amounts payable in connection with the first [***] of Ethanol produced and marketed after the Re-Start will be applied to fund this Reserve Amount.  As set forth more specifically in Section 3.02, (i) the Reserve Amount and, (ii) (A) during the Accumulation Period, the portion of the Daily Installments which has accrued and is owing (regardless of whether such Daily Installments have been funded), and (B) following the Re-Start Fee Accumulation Period, the full Re-Start Fee will be deemed to be obligations owing from Aemetis Keyes in determining the daily settlement amount.  The parties agree that, subject to the Credit Limit set forth in Section 3.01, all such amounts shall be subject to daily net settlement procedures whereby all amounts owing under such contracts from one party to the other will be calculated and the party with a negative balance based on such settlement calculation will pay the net settlement amount due to the other party in immediately available funds on the next business day, provided such net settlement amount is [***] will be retained as a payable for calculating the net settlement amount on the next business day.  [***] shall be responsible for calculating the net settlement amount for each business day and forwarding a copy of the net settlement statement to [***] electronically at the Aemetis Keyes notice address shown in this Agreement.  If Aemetis Keyes does not object to the net settlement statement [***], such net settlement statement will be deemed conclusive between the parties absent manifest error.

ARTICLE VI
INSURANCE

Section 6.01. Insurance.  Throughout the Term, Heiskell and Aemetis Keyes each agree:

(a) To procure and maintain for the benefit of themselves and the other party property and casualty insurance of the Ethanol Plant.

(b) To procure and maintain for the benefit of themselves and the other party comprehensive commercial general liability insurance on an “occurrence basis” and contractual liability coverage with limits of [***] per occurrence, including products liability coverage for products manufactured by Heiskell and Aemetis Keyes.

(c) To procure and maintain for the benefit of themselves and the other party vehicle liability insurance on an “occurrence basis” with limits of at least [***] per occurrence.

(d) To procure and maintain, for the benefit of themselves, workers’ compensation coverage that complies with all applicable requirements of California laws and regulations.

(e) Any liability insurance and workers’ compensation insurance maintained pursuant hereto will contain a blanket waiver of subrogation with respect to third parties.  In the event such blanket waiver of subrogation is eliminated from any insurance coverage, the responsible party agrees to use its best efforts to procure a waiver of subrogation with respect to claims against the other party arising out of the relationship between Heiskell and Aemetis Keyes created pursuant to this Agreement.

(f) To provide to the other party certificates of insurance evidencing the required coverage, fully paid in full force and effect.  Each party agrees to name the other party as an additional insured on all insurance required by this Agreement, except workers’ compensation.  The certificates of insurance to be provided by each party will provide that the insurance cannot be terminated without [***] prior written notice to the other party.

(g) All insurance required by this Agreement will be effected under valid and enforceable policies, in such forms and amounts as may from time to time be issued by insurers which are authorized to transact business in the State of California and that are reasonably acceptable to the parties.  Upon the execution of this Agreement and thereafter not less than 15 days prior to the expiration date of each policy furnished pursuant to this Agreement, each party will deliver to the other party the original of each policy required to be furnished pursuant to this Agreement (or, with the consent of the other party, in the case of comprehensive general liability insurance, a certificate of the insurer reasonably satisfactory to such other party) bearing a notation evidencing the payment of the premium or accompanied by other evidence of payment reasonably satisfactory to the other party.

(h) Each such policy or certificate therefor issued by the insurer will contain an agreement by the insurer that such policy will not be canceled [***] prior written notice by registered mail to all named insureds.

(i) Each party will observe and comply with the requirements of all policies of public liability and fire and other policies of insurance insuring their respective facilities.

ARTICLE VII
INDEMNIFICATION

Section 7.01. Indemnification by Heiskell.  Heiskell agrees to defend, hold harmless and indemnify Aemetis Keyes from any and all loss or damage, costs and expenses, including reasonable legal fees, incurred by Aemetis Keyes from any claim or action asserted, made or filed against Aemetis Keyes claiming loss or injury of any nature whatsoever, resulting from Heiskell’s gross negligence or willful misconduct in Heiskell’s performance, or from Heiskell’s breach, of its obligations under this Agreement or the Related Agreements, subject to the provisions of Section 14 below.  The foregoing indemnification obligation shall survive any termination of this Agreement.

Section 7.02. Aemetis Keyes agrees to defend, hold harmless and indemnify Heiskell from any and all loss or damage, costs and expenses, including reasonable legal fees, incurred by Heiskell from any claim or action asserted against, made or filed against Heiskell claiming loss or injury of any nature whatsoever, resulting from Aemetis Keyes’ negligence or willful misconduct in Aemetis Keyes’ performance, or from Aemetis Keyes’ breach, of its obligations under, this Agreement or the Related Agreements, subject to the provisions of Section 14 below.  The foregoing indemnification obligation shall survive any termination of this Agreement.

ARTICLE VIII
NOTICES

All notices required or permitted hereunder (with the exception of normal operational communications, which will occur in any commercially reasonable manner) will be in writing and addressed to the recipient at the address set forth at the end of this Agreement.  Either party may change such address by providing the other with notice of such change in accordance with this Section.  All notices will be deemed given when delivered in person, transmitted by facsimile with confirmation of receipt, or delivered by a recognized national, overnight courier service with signed acknowledgment of receipt.

ARTICLE IX
MISCELLANEOUS

Section 9.01. Representations and Warranties.  Each party represents and warrants to the other party that (a) it is duly formed and in good standing in its state of formation; (b) it is qualified to do business in the State of California; (c) it has full power and authority to enter into, and to perform, this Agreement; (d) all necessary corporate action has been taken by the representing party to authorize the execution, delivery and performance of this Agreement; and (e) the execution, delivery and performance of this Agreement by such representing party do not violate, or constitute a breach of, any governmental requirement or any material indenture, contract or other instrument to which to representing party is a party or by which the representing party or its assets are bound or to which its business is subject.  Upon execution and delivery, this Agreement will constitute the legal and binding agreement of the representing party enforceable against such representing party in accordance with its terms.

Section 9.02. Successors and Assigns.  This Agreement shall be binding upon and will inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, and wherever a reference in this Agreement is made to either of the parties hereto such reference will be deemed to include, if applicable, also a reference to the legal representatives, successors and permitted assigns of such party, as if in every case so expressed.

Section 9.03. Attorneys’ Fees.  Should either party hereto institute any action or proceeding in court to enforce any provisions hereof or for damages by reason of any alleged breach of any provision of this Agreement, the prevailing party will be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorneys’ fees for the services rendered to the prevailing party in such action or proceeding.

Section 9.04. Independent Contractors.  This Agreement is not intended to be, nor will it be construed, by implication or otherwise, as an agreement to establish a partnership, a corporation, a joint venture or any other business organization.  Neither party will act or present itself, directly or indirectly, as an agent of the other party or in any manner assume or create any obligation on behalf of, or in the name of, such other party.

Section 9.05. No Waiver.  The failure of a party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Agreement will not be deemed a waiver by such party of its rights to such redress for a prior, concurrent or subsequent violation of the same or any other covenant or condition of this Agreement.  Any waiver of any right or remedy must be in writing and signed by the party against which enforcement is sought.

Section 9.06. Headings.  The headings used in this Agreement are (a) for convenience only, (b) not to affect the construction hereof, and (c) not to be taken into consideration in the interpretation hereof.

Section 9.07. Governing Law.  This Agreement will be construed and enforced in accordance with the laws of the State of California.

Section 9.08. Counterparts.  This Agreement may be executed in two counterparts, each of which will be deemed an original but both of which together will constitute one and the same agreement.

Section 9.09. Force Majeure.  Neither party shall be liable to the other for its failure to perform its obligations hereunder (other than a monetary obligation) when such failure shall be due to the failure of processing equipment, fires, floods, storms, weather conditions, strikes, lock outs, other industrial disturbance, riots, legal interference, governmental action or regulation, acts of terrorism, acts of God or public enemy, limitation by enumeration, or any other cause beyond such party’s reasonable control, provided such party shall promptly and diligently take such action as may be necessary and practicable under the then existing circumstances to remove the cause of failure and resume performance of such obligations.  The party seeking to invoke this provision shall provide notice within 48 hours or such other time as is reasonable under the circumstances.  The party shall further notify the other party as to the time when the force majeure condition is no longer in effect.

ARTICLE X
RELEASE REGARDING INVENTORY

Section 10.01. Aemetis Keyes will cause the Lenders to execute and deliver the Lender Consent, in form and substance acceptable to Heiskell.  Heiskell shall have no obligation under this Agreement or the Related Agreements (a) until the Lender Consent has been executed, delivered to Heiskell and is in effect, or (b) at any time that the Lender Consent is not in full force and effect.

ARTICLE XI
EFFECT OF AMENDMENT AND RESTATEMENT

Section 11.01 This Agreement replaces in its entirety the Original Procurement Agreement, with all amounts owing from either party to the other party under the Original Procurement being immediately preserved as obligations under this Agreement.  For purposes of the Related Agreements:  (a) such Related Agreements shall be renewed and extended as of the Effective Date:  (b) any reference to the Original Procurement Agreement shall be deemed to be references to this Agreement, as amended from time to time; (c) any reference to obligations of the parties under the Original Procurement Agreement and Related Agreements shall be deemed to include obligations under this Agreement; and (d) any reference in the Related Agreements to Corn shall include references to Milo, except where the context requires, or as expressly set forth to, the contrary.  Aemetis Keyes hereby authorizes Heiskell to file such UCC-3 financing statement amendments as Heiskell deems appropriate to reflect the terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

AEMETIS ADVANCED FUELS KEYES, INC.

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

Notice Address:

Suite 700
20400 Stevens Creek Boulevard
Cupertino, CA  95014
Telephone:
Facsimile:
E-mail:
Attention:

J.D. HEISKELL HOLDINGS, LLC

By: ___________________________________
Name: ___________________________________
Title: ___________________________________

Notice Address:

116 West Cedar Avenue
Tulare, CA  93274
Telephone:
Facsimile:
E-mail: tregan@heiskell.com
Attention: Chief Financial Officer

EXHIBIT A

FORM OF STOCK WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Right to Purchase _________ shares of Common Stock of AEMETIS, INC.

COMMON STOCK PURCHASE WARRANT

No. 2013
Issue Date: __________, 2013

AEMETIS, INC., a corporation organized under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, J.D. Heiskell Holdings, LLC, a California limited liability company, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until the  Expiration Date, 1,000,000 fully paid and nonassessable shares of the Common Stock of the Company (the “Warrant Shares”), at a per share purchase price of $0.50 in lawful money of the United States.  The afore described purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.”  The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

1. Definitions.  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include AEMETIS, Inc. and any individual or entity which shall succeed or assume the obligations of AEMETIS, Inc. hereunder.

(b) The term “Common Stock” includes (i) the Company’s Common Stock, $.001 par value per share, as authorized on the Issue Date, and (ii) any other securities into which or for which any of the securities described in (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Expiration Date” means 5:00 p.m., New York time on the tenth anniversary after the Issue Date.

(d) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

2. Exercise of Warrant.

(a) Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 2(b) or upon exercise of this Warrant in part in accordance with subsection 2(c), shares of Common Stock of the Company, subject to adjustment pursuant to Section 3.

(b) Full Exercise.  This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within five (5) trading days of exercise, to the Company at its principal office, accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

(c) Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 2(b) except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect.  On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

(d) Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on an exchange, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(ii) If the Company’s Common Stock is not traded on an exchange, but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

(iii) Except as provided in clause (iv) below, if the Company’s Common Stock is not publicly traded, then as the Board of Directors of the Company shall in good faith determine; or

(iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (iv) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

(e) Delivery of Stock Certificates, etc. on Exercise.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) trading days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 2 or otherwise.

(f) Common Stock Legend. The Holder acknowledges and agrees that the shares of Common Stock of the Company, and, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective registration statement, or exemption from registration, certificates and other instruments representing any of the Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AEMETIS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g) Cashless Exercise.  If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X  =   Y (A-B)
               A

Where	X=	the number of shares of Common Stock to be issued to the holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B=	Purchase Price (as adjusted to the date of such calculation)

3. Adjustment for Reorganization.

(a) Reorganization, Consolidation, Merger, etc.  In case at any time or from time to time, the Company shall effect a reorganization, then, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in this Section 3.

(b) Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

(c) Certificate as to Adjustments.  In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant.

4. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements.   The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

5. Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at its expense, twice, only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.  No such transfers shall result in a public distribution of the Warrant.

6. Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

7. Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8. Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company to: 20400 Stevens Creek Blvd., Suite 700, Cupertino, California, and (ii) if to the Holder, 20010 Manderson Street, Suite A, Elkhorn, NE 68002.

9. Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of California.  Any dispute relating to this Warrant shall be adjudicated in the City and County of San Francisco in the State of California.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10. No rights as Stockholder.  Until the Holder has exercised this Warrant, Holder shall have no rights as a stockholder of the Company in respect to the Warrants until the Holder has exercise its rights to receive Warrant Shares.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

AEMETIS, INC. By:_______________________________ Name: Title:

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO:  AEMETIS, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

___           ________ shares of the Common Stock covered by such Warrant; or
___           the maximum number of shares of Common Stock covered by such Warrant pursuant to thecashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___           $__________ in lawful money of the United States; and/or

___           the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___           the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is _________________________________________________
______________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________
(Signature must conform to name of holder as specified on the face of the Warrant)

_____________________________________

_____________________________________

_____________________________________
(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of AEMETIS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of AEMETIS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________ Signed in the presence of: _____________________________________ (Name) ACCEPTED AND AGREED: [TRANSFEREE] _____________________________________ (Name)

_____________________________________

(Signature must conform to name of holder as specified on the face of the warrant)

_____________________________________

_____________________________________
(address)

_____________________________________

_____________________________________
(address)